May 16, 2016 but effective as of
March 31, 2016

Spar Group, Inc.
Spar National Assembly Services, Inc.
Spar Group International, Inc.
Spar Acquisition, Inc.
Spar Trademarks, Inc.
Spar Marketing Force, Inc.
Spar Canada, Inc.
Spar Canada Company
333 Westchester Avenue
South Building, Suite 204
White Plains, New York 10604

Re: $8,500,000 Revolving Credit Faciity to Spar Group, Inc., Spar National Assembly Services, Inc., Spar Group International, Inc., Spar Acquisition, Inc., Spar Trademarks, Inc., Spar Marketing Force, Inc., Spar Canada, Inc. and Spar Canada Company (collectively, the "Borrowers") from Sterling National Bank (the "Bank") (the "Credit Facility")

Ladies and Gentlemen:

In connection with the closing of the Credit Facility, Borrowers entered into a Revolving Loan and Security Agreement with the Bank effective July 6, 2010, as same has been amended from time to time (collectively, the "Agreement"). Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

The Bank hereby waives compliance with the required Fixed Charge Coverage Ratio for the period ending March 31, 2016 provided that the required Fixed Charge Coverage Ratio was not less than 0.86 to 1.0.

As a condition for the waiver provided for herein, the Borrowers shall be responsible for the payment of the fees and expenses of the Bank's counsel for the preparation of this letter.

Very truly yours,

STERLING NATIONAL BANK

By: ______________________
Joanne Wong
Vice President